EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Craig S. McMillan, the Chief Executive Officer, and Steve W. Roussin, the President and Chief Financial Officer, of Pacific Clean Water Technologies Inc. (formerly Unseen Solar, Inc.) each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report of on Form 10-Q for the three and nine months ended October 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Pacific Clean Water Technologies Inc. (formerly Unseen Solar, Inc.).

Date: December 17, 2012	By: /s/ Craig S. McMillan
Craig S. McMillan
Chief Executive Officer and Director
(Principal Executive Officer)

Date: December 17, 2012	By: /s/ Steve W. Roussin
Steve W. Roussin
President, Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)